                                 de Castro P.C.
                                309 Laurel Street
                               San Diego, CA.92130

June 7, 2007

Chief Executive Officer
3226 Rosedale Street, Suite 200
Gig Harbor WA  98335

Gentlemen:

I refer to the Registration Statement on Form SB-2, filed by Gottaplay
Interactive Inc., a Nevada corporation (the "Company"), with the United States
Securities and Exchange Commission under the Securities Act of 1933, relating to the offer, by the selling shareholders listed therein, of 7,080.098 shares of common stock, $0.001 par value per share (the "Stock").

As counsel to the Company, we have examined such corporate records, documents and questions of law as I have deemed necessary or appropriate for the purposes of this opinion, including a review of applicable federal law. In such examinations, we have assumed the genuineness of signatures and the conformity to the originals of the documents supplied to me as copies. As to various questions of fact material to this opinion, we have relied upon statements and certificates of officers and representatives of the Company.

Upon the basis of this examination, we are of the opinion that under Nevada law, the 7,080.098 Shares of common stock offered by the selling shareholders have been validly authorized. 2,279,000 of the Shares are legally issued, fully paid, and are non-assessable and 4,801,098 of the Shares, which may be issued upon the exercise of 4,801,098 warrants, assuming full payment therefore, will be legally issued, fully paid, and non-assessable.

I hereby consent to the filing of this opinion as Exhibit 5.1 to the
Registration Statement and with such state regulatory agencies in such states as may require such filing in connection with the registration of the stock for offer and sale in those states, and further consent to statements made in the
Registration Statement regarding our firm and use of our name under the heading
"Legal Matters" in the Prospectus constituting a part of such Registration
Statement.
..

Sincerely,

/s/ Audie J. de Castro
for de Castro P.C.